Exhibit 10(a)

Illinois Tool Works Inc.
1996 Stock Incentive Plan

Approved by the Board of Directors on February 16, 1996
and by the Stockholders on May 3, 1996

Amended by the Board of Directors on
December 12, 1997, October 29, 1999, January 3, 2003,
March 18, 2003, January 2, 2004, December 10, 2004 and December 7, 2005

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Illinois Tool Works Inc.
1996 Stock Incentive Plan

Section 1. Purpose.

     The purpose of the Plan is to encourage Key Employees to have a greater financial investment in the Company through ownership of its Common Stock. The Plan is an amendment and restatement of the 1979 Stock Incentive Plan (the “1979 Plan”). The terms of the Plan will apply to all outstanding Incentives granted under the 1979 Plan, including those pertaining to a Corporate Change and termination of employment as described below. No additional Incentives will be granted under the 1979 Plan.

     Effective May 9, 2003, the Premark International, Inc. 1994 Incentive Plan (the “Premark Plan”) is merged into the 1996 Stock Incentive Plan. Section 15 of the 1996 Stock Incentive Plan sets forth the terms applicable to the merged Premark Plan and the Options granted thereunder.

Section 2. Definitions.

     Board: The Board of Directors of the Company.

     Code: The Internal Revenue Code of 1986, as amended.

     Committee: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to Section 3.

     Common Stock: The Common Stock, without par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 10.

     Company: Illinois Tool Works Inc., a Delaware corporation, and any successor thereto.

     Corporate Change: Any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of Common Stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding Common Stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company’s stockholders, are members of the Board (the “Existing Directors”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director;

provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

     Covered Employee: A Key Employee who is or is expected to be a “covered employee” within the meaning of Code Section 162(m) and the related regulations for the year in which an Incentive is taxable to such employee and for whom the Committee intends that such Incentive qualify as performance-based compensation under Code Section 162(m).

     Disability: Eligible for Social Security disability benefits or disability benefits under the Company’s long-term disability plan, based upon a determination by the Committee that the condition arose prior to termination of employment.

     Fair Market Value: The average of the highest and lowest price at which Common Stock was traded on the relevant date, as reported in the “NYSE-Composite Transactions” section of the Midwest Edition of The Wall Street Journal, or, if no sales of Common Stock were reported for that date, on the most recent preceding date on which Common Stock was traded.

     Incentive Stock Option: As defined in Code Section 422.

     Incentives: Options (including Incentive Stock Options), Stock Awards, Performance Units and Stock Appreciation Rights.

     Key Employee: An employee of the Company approved by the Committee for participation in the Plan on the basis of his or her ability to contribute significantly to the growth and profitability of the Company.

     Option: An option to purchase shares of Common Stock granted to a Key Employee pursuant to Section 5.

     Performance Unit: A unit representing a cash sum or one or more shares of Common Stock that is granted to a Key Employee pursuant to Section 7.

     Plan: The Illinois Tool Works Inc. 1996 Stock Incentive Plan, as amended from time to time.

     Restricted Shares: Shares of Common Stock issued subject to restrictions pursuant to Section 6(b).

     Retirement: Termination of employment while eligible for retirement as defined by the Company’s tax-qualified defined benefit retirement plan; provided that, for Options granted effective February 1, 2006, the term “Retirement” shall mean termination of employment after attaining age sixty-two (62) while otherwise eligible for retirement as defined by such plan.

     Stock Appreciation Right or Right: An award granted to a Key Employee pursuant to Section 8.

     Stock Award: An award of Common Stock granted to a Key Employee pursuant to Section 6.

     Stock Ownership Guidelines: The stock ownership guidelines adopted by the Board, as amended from time to time.

Section 3. Administration.

     (a) Committee. The Plan shall be administered by the Committee. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a “non-employee director” as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an “outside director” as defined therein.

     (b) Authority of the Committee. The Committee shall have the authority to approve Key Employees for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Incentive or the termination of any restriction under any Incentive. Incentives may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Incentive without such holder’s consent, and no amendment, as it applies to any Covered Employee, shall be made that would cause an Incentive granted to such Covered Employee to fail to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations.

Section 4. Common Stock Subject to Plan.

     Subject to Section 10, the aggregate shares of Common Stock that may be issued under the Plan, including Common Stock authorized but not issued or reserved for issuance under the 1979 Plan, shall not exceed 10,000,000. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan or the 1979 Plan without the issuance of shares or payment of cash, the Common Stock subject to or reserved for such Incentive may be used again for a new Incentive hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 13(e) or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(e) shall be added to the aggregate of shares of Common Stock available for issuance.

     The 10,000,000 shares of Common Stock authorized for issuance pursuant to the 1996 Stock Incentive Plan increased to 20,000,000 shares pursuant to the stock split in 1997. Effective May 9, 2003, the number of shares of Common Stock authorized for issuance shall be 30,930,193 shares, which number reflects the merger of the Premark Plan into the 1996 Stock Incentive Plan and an additional 3,000,000 shares.

Section 5. Options.

     (a) Price. The exercise price per share of an Option shall be not less than the Fair Market Value on the grant date.

     (b) Limitations. The exercise price of Incentive Stock Options exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. Options for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Key Employee. No Incentive Stock Options may be granted after April 30, 2006.

     (c) Required Period of Employment. The Committee may condition the exercisability of any Option on the completion of a minimum period of employment.

     (d) Duration. Each Option shall expire at such time as the Committee may determine at the time of grant, provided that Incentive Stock Options must expire not later than ten years from the grant date.

     (e) Payment. The exercise price of an Option shall be paid in full at the time of exercise in cash, or by the surrender of Common Stock previously acquired from the Company that has been held by the Incentive holder for a period of at least six months and that has a value equal to the exercise price, or by a combination of the foregoing.

     (f) Grant of Restorative Options. The Committee shall grant to any Key Employee a restorative Option to purchase additional shares of Common Stock equal to the number of shares delivered by the Key Employee in payment of the exercise price of an Option. The terms of a restorative Option shall be identical to the terms of the exercised Option, except that the exercise price shall be not less than the Fair Market Value on the grant date of the restorative Option.

Section 6. Stock Awards.

     (a) Grant of Stock Awards. Stock Awards may be made on terms and conditions fixed by the Committee. Stock Awards may be in the form of Restricted Shares authorized pursuant to Section 6(b). Officers who are covered by the Stock Ownership Guidelines may elect to receive up to 50% of their Executive Incentive Plan awards in shares of Common Stock. The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Stock Awards (including Restricted Share awards) for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Key Employee.

     (b) Restricted Shares. Restricted Shares may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee. If the Committee intends the Restricted Shares granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Restricted Shares”), the extent to which the Qualifying Restricted Shares will vest shall be based on the attainment of performance goals established in writing prior to commencement of the performance period by the Committee from the list in Section 7(a). The level of attainment of such performance goals and the corresponding number of vested Qualifying Restricted Shares shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.

Section 7. Performance Units.

     (a) Value of Performance Units. Prior to the commencement of the performance period, the Committee shall establish in writing an initial target value or number of shares of Common Stock for the Performance Units to be granted to a Key Employee, the duration of the performance period, and the specific performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned and, for Covered Employees, the minimum level of attainment to be met to earn any portion of the Performance Units. If the Committee intends the Performance Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Performance Units”), the performance goals shall be based on one or more of the following objective criteria: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, acquisition activity, management succession planning, improved asset management, improved gross margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, net income, operating income, and the attainment of one or more performance goals relative to the performance of other corporations.

     (b) Payment of Performance Units. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Key Employee. With respect to Qualifying Performance Units, for any calendar year, the maximum amount payable in cash to any Covered Employee shall be $5,000,000, and the aggregate shares of Common Stock that may be issued to any Covered Employee is 500,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to Qualifying Performance Units.

Section 8. Stock Appreciation Rights.

     (a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Stock Appreciation Rights for more than 500,000 shares of Common Stock may not be granted to any Key Employee in any calendar year.

     (b) Value of Stock Appreciation Rights. The holder of a Stock Appreciation Right granted in connection with an Option, upon surrender of that Option, will receive cash or shares of Common Stock equal in value to the lesser of (i) the excess of the Fair Market Value on the exercise date over the Option’s exercise price or (ii) the exercise price of the Option that is surrendered, multiplied by the number of shares covered by such Option. The holder of a Stock Appreciation Right granted independently of an Option, upon exercise of that Right, will receive cash or shares of Common Stock equal in value to the lesser of (i) the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date or (ii) the Fair Market Value on the grant date, multiplied by the number of shares covered by such Right.

Section 9. Termination of Employment.

     (a) Forfeiture of Incentives Upon Termination of Employment. Except as may be determined otherwise by the Committee, all unvested Options, Rights and Stock Awards and all unpaid Performance Units shall be forfeited upon termination of employment for reasons other than Retirement, Disability or death.

     (b) Vesting Upon Retirement, Disability or Death. Subject to Section 13(g), upon termination of employment by reason of Retirement, Disability or death, all unvested Options, Rights and Stock Awards shall become fully vested and any Performance Units shall become payable to the extent provided in Section 9(c)(ii). Notwithstanding the foregoing, the Restricted Shares granted effective January 2, 2003 and January 2, 2004 shall not become fully vested upon termination of employment by reason of Retirement, Disability or death, unless the Compensation Committee determines otherwise.

     (c) Treatment of Incentives Following Termination.

(i) Options and Stock Appreciation Rights.

(A) Termination Due to Retirement, Disability or Death. Upon termination of employment by reason of Retirement or Disability, Options shall be exercisable not later than the earlier of five years after the termination date or the expiration of the term of the Options. Options held by a Key Employee who dies while employed by the Company or after terminating by reason of Retirement or Disability shall be exercisable by the Key Employee’s beneficiary not later than the earliest of two years after the date of death, five years after the date of termination due to Retirement or Disability, or the expiration of the term of the Options.

(B) Termination for Other Reasons. Upon termination of employment for any reason other than Retirement, Disability or death, all unvested Options shall be forfeited as provided in Section 9(a) and any Options vested prior to such termination may be exercised by a Key Employee during the three-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Key Employee dies during such post-employment period, such Key Employee’s beneficiary may exercise the Options (to the extent such Options were vested and exercisable at the date of termination of employment), but not later than the earlier of two years after the date of death or the expiration of the term of the Options.
(C) Stock Appreciation Rights. Sections 9(c)(i)(A) and (B) shall apply in the same manner to Stock Appreciation Rights.
(ii) Performance Units. If a Key Employee terminates employment by reason of Retirement, Disability or death, the Key Employee or such Key Employee’s beneficiary in the event of death shall receive a prorated payment of the Key Employee’s Performance Units based on the number of full months of service completed by the Key Employee during the applicable performance period, adjusted based on the achievement of performance goals during the performance period. Payment shall be made at the time payments would have been made had the Key Employee not terminated by reason of Retirement, Disability or death.
Section 10. Adjustment Provisions.
     In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that have not been issued under outstanding Incentives, and (c) the appropriate Fair Market Value and other price determinations applicable to Incentives.
Section 11. Term.
     The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Common Stock remains available for issuance under Section 4, whichever occurs first.
Section 12. Corporate Change.
     In the event of a Corporate Change, all Incentives shall vest in each Key Employee, and the maximum value of each Key Employee’s Performance Units, prorated for the number of full months of service completed by the Key Employee during the applicable performance period, shall immediately be paid in cash to the Key Employee.

Section 13. General Provisions.

     (a) Employment. Nothing in the Plan or in any related instrument shall confer upon any employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee with or without cause.

     (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to an Incentive unless and until all legal requirements applicable to such issuance have been satisfied.

     (c) Ownership of Common Stock Allocated to Plan. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through such employee, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive except as to shares of Common Stock, if any, as shall have been issued to such employee.

     (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

     (e) Withholding of Taxes. The Company may withhold, or allow an Incentive holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. In order to satisfy all or a portion of the income tax liability that arises with respect to any Incentive, the holder of the Incentive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Incentive; provided that any withheld Common Stock, or any surrendered Common Stock previously acquired from the Company and held by the Incentive holder for less than six months, may only be used to satisfy the minimum tax withholding required by law.

     (f) Non-transferability; Exceptions. Except as provided in this Section 13(f), no Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature. Under such rules and procedures as the Committee may establish, the holder of an Incentive may transfer such Incentive to members of the holder’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Incentives, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Incentives to permit such transfers. Any Incentive not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any Incentive Stock Option.

     (g) Forfeiture of Incentives. Except for an Incentive that becomes vested pursuant to Section 12, the Committee may immediately forfeit an Incentive, whether vested or unvested, if the holder competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.

     (h) Beneficiary Designation. Under such rules and procedures as the Committee may establish, each Key Employee may designate a beneficiary or beneficiaries to succeed to any rights which the Key Employee may have with respect to Options, Stock Appreciation Rights, Stock Awards or Performance Units at the time of his or her death. The designation may be changed or revoked by the Key Employee at any time. No such designation, revocation or change shall be effective unless made in writing on a form provided by the Company and delivered to the Company prior to the Key Employee’s death. If a Key Employee does not designate a beneficiary or no designated beneficiary survives the Key Employee, then his or her beneficiary shall be the Key Employee’s estate.

Section 14. Amendment or Discontinuance of the Plan.

     (a) Amendment or Discontinuance. The Plan may be amended or discontinued by the Board from time to time, provided that without the approval of stockholders, no amendment shall be made which (i) amends Section 4 to increase the aggregate Common Stock that may be issued pursuant to Incentives, (ii) amends the provisions of Section 12, (iii) permits any person who is not a Key Employee to be granted an Incentive, (iv) permits Common Stock to be valued at, or permits the exercise price of Options at the grant date to be, less than Fair Market Value, (v) amends the provisions of Section 8 to change the method of establishing the amount the Company shall distribute upon exercise of a Stock Appreciation Right, (vi) amends the provisions of Section 7(b) to increase the value which may be specified for Performance Units or amends any other provision of the Plan, the amendment of which would require stockholder approval in order to continue to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations with respect to any Incentive awarded to any Covered Employee, (vii) changes the maximum number of shares of Common Stock that may be awarded to any employee in any year pursuant to Options, Stock Awards or Stock Appreciation Rights, or (viii) amends this Section 14.

     (b) Effect of Amendment or Discontinuance on Incentives. No amendment or discontinuance of the Plan by the Board or the stockholders of the Company shall adversely affect any Incentive theretofore granted without the consent of the holder.

Section 15. Options Granted Under the Premark Plan.

     Pursuant to the merger of the Premark Plan into the 1996 Stock Incentive Plan effective May 9, 2003, each Option granted under the Premark Plan prior to such date shall be assumed by the 1996 Stock Incentive Plan and shall be subject to the requirements set forth below.

     (a) Administration by the Committee. The Committee shall have the full power, discretion and authority to interpret and administer the Options previously granted under the

Premark Plan in a manner which is consistent with the provisions of the 1996 Stock Incentive Plan, the terms of the applicable Option agreements, and the requirements of applicable law.

     (b) Option Grants. Any grants of Options to individuals who had previously been eligible for grants under the Premark Plan prior to the Company’s merger with Premark International, Inc. have been made under the 1996 Stock Incentive Plan subsequent to the merger and will continue to be granted pursuant to the terms of the 1996 Stock Incentive Plan.

     (c) Option Agreements. Each Option granted under the Premark Plan is evidenced by an Option agreement, the terms of which shall continue in effect.

     (d) Premark Plan Provisions. Except as set forth in this Section 15 or in any outstanding Option agreement, the provisions of the Premark Plan shall terminate and have no effect as of May 9, 2003.